EXHIBIT 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Patco Industries, Ltd. (the “Company”) hereby certifies that based on his knowledge:

(i)  the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Dated: July 14, 2005	/s/ William C. Patridge Name: William C. Patridge Title: Chief Executive Officer (principal executive officer and principal financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-QSB and shall not be considered filed as part of the Form 10-QSB.